UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 9, 2000





                      The Cincinnati Gas & Electric Company

             (Exact name of registrant as specified in its charter)




   OHIO                          1-1232                     31-0240030
(State or other                (Commission                (IRS Employer
jurisdiction of                File Number)             Identification No.)
 incorporation)






                  139 EAST FOURTH STREET, CINCINNATI, OH 45202
               (Address of principal executive offices) (Zip Code)





       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (513) 287-2644

                              ITEM 5. OTHER EVENTS.

On May 9, 2000, The Cincinnati Gas & Electric Company, a wholly-owned subsidiary of Cinergy Corp., announced that it reached a stipulated agreement with various parties regarding its Proposed Transition Plan for electric deregulation and customer choice for the State of Ohio.

Reference is made to the press release of Cinergy Corp., dated May 9, 2000, announcing the agreement and its key features, which is attached hereto as
Exhibit 99 and incorporated herein by reference.


                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed herewith:


   EXHIBIT
 DESIGNATION                          NATURE OF EXHIBIT
 -----------         ---------------------------------------------------

     99              Press release of Cinergy Corp., dated May 9, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          The Cincinnati Gas & Electric Company
                                        ----------------------------------------
                                                     (Registrant)




DATE:  MAY 10, 2000                     BY:        /S/BERNARD F. ROBERTS
                                        ----------------------------------------
                                                      Bernard F. Roberts
                                                Vice President & Comptroller
                                                       (Signature)

                                                                      EXHIBIT 99

News contact:      Steve Brash 513-287-2226 (w) 513-231-6895 (h)

Investor contact:  Steve Schrader 513-287-1083

Website:           www.cinergy.com


FOR IMMEDIATE RELEASE - MAY 9, 2000


            CG&E, INTERVENORS REACH AGREEMENT ON OHIO TRANSITION PLAN

CINCINNATI - The Cincinnati Gas & Electric Co., a subsidiary of Cinergy Corp. (NYSE:CIN), announced that it has reached a stipulated agreement with the staff of the Public Utilities Commission of Ohio (PUCO), the Ohio Consumers' Counsel
(OCC), Ohio Department of Development, the Industrial Energy Users-Ohio, The Kroger Co., Enron Energy, the Ohio Hospital Association, the Ohio Manufacturers' Association, the Ohio Council of Retail Merchants, Exelon Energy, Newenergy, WPS Energy, Dynegy, Cincinnati\Hamilton County Community Action Agency, Supporting Council of Preventive Effort (SCOPE), Columbia Energy Services, Columbia Energy Power Marketing, Strategic Energy, Mid-Atlantic Power Supply Association and People Working Cooperatively with respect to its proposal to implement electric customer choice in Ohio beginning January 1, 2001.

"We are very encouraged by this settlement, which brings electric customer choice to our Ohio service area," said James E. Rogers, vice chairman, president, and chief executive officer of Cinergy. "The settlement expands upon the Ohio legislative framework enacted in June of 1999, and provides the roadmap that allows us to move forward and finalize our plans for the competitive electric environment in Ohio."

Under Ohio's customer  choice  legislation  and CG&E's  settlement,  residential customer rates will be frozen through December 31, 2005. This frozen rate continues a base rate freeze which began in 1994, and includes fuel costs that are significantly lower today than in 1994. In addition, residential customers of CG&E will receive a 5% reduction in the generation portion of their electric rates, effective January 1, 2001. This is expected to reduce a typical residential bill by about $2.30 a month, saving customers approximately $81 million over the five-year transition period. Finally, under the settlement CG&E has agreed to provide $4 million over the next five years in support of energy efficiency and weatherization services for low income customers.

The settlement also resolves all other issues associated with CG&E's December 28, 1999 transition filing. The settlement provides for the creation of a Regulatory Transition Charge, or RTC, designed to recover CG&E's regulatory assets and other transition costs over a ten-year period.

Other major features of the agreement include:

* "Unbundled" and separately stated charges for the different components of electric service, including transmission, distribution, ancillary services, and generation;

* Authority for CG&E to transfer its generation assets to a separate, non-regulated corporate subsidiary to provide flexibility to manage its generation asset portfolio in a manner that enhances opportunities in a competitive marketplace;

* Standard offer "default" service, which ensures that CG&E will be the supplier of last resort so that no customer will be without a supplier;

* Authority for CG&E to apply the proceeds of transition cost recovery to costs incurred during the transition period including, but not limited to, implementation costs and purchased power costs that may be incurred by CG&E to continue to maintain a sufficient reserve margin necessary to provide reliable and adequate service to its customers.

The agreement also stimulates the creation of a competitive market in CG&E's service territory by providing shopping credits to switching customers. The first 20% of the load in each customer class - residential, commercial and industrial customers - have an additional incentive, through enhanced credits, to choose an alternative supplier. Attached is a schedule showing average unbundled rates, shopping credits by rate schedule, and regulatory transition charges.

"As a company that has been a leading advocate of electric industry competition, we wanted to encourage the early development of a competitive market," said James L. Turner, president of CG&E. "We recognized that our traditionally low rates could serve to discourage competition in the short term, so we worked with our customers and future competitors to develop a creative way to increase customers' interest in other suppliers."

Cinergy expects the settlement to be approved prior to the end of the third quarter of 2000.

Cinergy Corp. is one of the nation's leading diversified energy companies, with a total capitalization of $7.2 billion and assets of $10 billion. Cinergy owns or operates more than 16,500 megawatts of electrical and combined heat plant generation that is either operational or under development. It also has 55,000 miles of electric and gas transmission lines in the United States and abroad and approximately 9,000 employees in nine countries. Its largest operating companies, The Cincinnati Gas & Electric Company and PSI Energy, Inc., serve more than 1.4 million electric customers and 478,000 gas customers in Indiana, Ohio and Kentucky.

Cinergy is active in U.S. power and natural gas markets and maintains a 24-hour-a-day, seven-day-a-week trading operation. The interconnections of Cinergy's Midwestern transmission assets give it access to 37 percent of the total U.S. energy consumption. In 1998 the New York Mercantile Exchange selected Cinergy to be its transmission hub for Midwest electricity futures trading, which has become the most liquid, active hub in the United States.

In addition to its U.S. operations, Cinergy owns and operates power generation, transmission and distribution assets in the Czech Republic, Spain, the United Kingdom, Zambia, and Estonia. Cinergy is also active in European gas and electricity markets.

Statements made in this release that convey the company's or management's intentions, expectations or predictions of the future are forward-looking statements. The company's actual results could differ materially from those projected in the forward-looking statements, and there can be no assurance that estimates of future results will be achieved. Please refer to the company's sec filings for additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements.



                      THE CINCINNATI GAS & ELECTRIC COMPANY
                         OHIO TRANSITION PLAN SETTLEMENT

                                                        Secondary        Secondary
                                                       Distribution     Distribution      Primary
                                       Residential        Small            Large        Distribution   Transmission     Lighting
                                      -------------   -------------   --------------   -------------- --------------   ----------

1999 Sales (kWh)                      6,660,212,723    534,795,290    6,548,752,097   2,575,780,877   3,347,918,025    99,915,207


Average Unbundled Rates (cents per kWh)(1)
  Generation Charge                          4.5521         5.3601           4.8145          3.8877          3.2700        3.0057
  Transmission and Distribution
    Charges                                  2.1564         3.2157           1.2773          0.8336          0.3302        3.9570
  Ancillary Services, Universal
    Service Fund and Ohio Excise Tax         0.6084         0.6000           0.5820          0.5122          0.4714        0.4680
  Residential Generation Credit             (0.2276)           -               -               -               -             -
  Total Unbundled Rates                      7.0893         9.1758           6.6738          5.2335          4.0716        7.4307


Shopping Credit Through 12/31/05 for
Customers Who Switch Suppliers During
Market Development Period (cents per kWh)
  First 20% of Switchers                     5.0000         5.3601           4.8145          3.8877          3.2700        3.0057
  Next 80% of Switchers                      3.9407         4.5438           4.2460          3.5145          3.0322        2.8272


Regulatory Transition Charge Beginning
1/1/06 for Customers Who Switch Suppliers
During Market Development Period and
for All Other Customers Following End of
Market Development Period (cents per kWh)    0.6114         0.9499           0.6719          0.4562          0.3043        0.2290



(1) Average rates do not include monthly distribution-related customer charges.